PAGE 1                                             Exhibit 11


         RALSTON PURINA COMPANY AND SUBSIDIARIES
            COMPUTATION OF EARNINGS PER SHARE
           (in millions, except per share data)


                                                    6 Months
                                                      Ended
                                                    Mar. 31,
                                                      1993
                                                   ----------

EARNINGS PER COMMON SHARE OUTSTANDING
 Earnings before extraordinary item and
  cumulative effect of accounting changes          $   214.9
  Dividend on Series A ESOP convertible
   preferred stock, net of tax                         (10.5)
                                                   ----------
                                                   $   204.4
 Extraordinary item                                     (6.8)
 Cumulative effect of accounting changes              (206.9)
                                                   ----------
   Net earnings (loss)                             $    (9.3)
                                                   ==========
  Weighted average shares - primary
   earnings per share calculation                      103.6
                                                   ==========
 Earnings (loss) per common share outstanding:
  Earnings before extraordinary item and
   cumulative effect of accounting changes         $    1.97
  Extraordinary item                                   (0.06)
  Cumulative effect of accounting changes              (2.00)
                                                   ----------
   Net loss                                        $   (0.09)
                                                   ==========
EARNINGS PER SHARE ASSUMING FULL DILUTION
 Earnings before extraordinary item and
  cumulative effect of accounting changes          $   214.9
 Adjustments to earnings to reflect assumed
  ESOP preferred stock conversion                       (4.2)
 Extraordinary item                                     (6.8)
 Cumulative effect of accounting changes              (206.9)
                                                   ----------
    Net earnings (loss) for fully diluted earnings
     per share calculation                         $    (3.0)
                                                   ==========
  Wtd. average number of common shares outstanding     103.6
  Convertible preferred stock                           10.7
  Dilutive effect of stock options                       0.5
  Shares issuable on conversion of debentures
  Dilutive effect of deferred compensation awards        0.1
                                                   ----------
  Weighted average shares - fully diluted
   earnings per share calculation                      114.9
                                                   ==========
 Earnings (loss) per share assuming full dilution:
  Earnings before extraordinary item and
   cumulative effect of accounting changes         $    1.83
  Extraordinary item                                   (0.06)
  Cumulative effect of accounting changes              (1.80)
                                                   ----------
   Net loss                                        $   (0.03)
                                                   ==========



                            RALSTON PURINA GROUP
                      COMPUTATION OF EARNINGS PER SHARE
                     (in millions, except per share data)

                                                                  Pro
                                                                 Forma
                                                      6 Months  6 Months
                                                       Ended     Ended
                                                      Mar. 31,  Mar. 31,
                                                        1994      1993
                                                     --------- ---------

EARNINGS PER COMMON SHARE OUTSTANDING
 Earnings before extraordinary item and
  cumulative effect of accounting changes            $  206.7  $  169.2
 Dividend on Series A ESOP convertible
  preferred stock, net of tax                            (9.6)     (9.5)
                                                     --------- ---------
                                                     $  197.1  $  159.7
 Extraordinary item                                      (7.9)     (5.7)
 Cumulative effect of accounting changes                         (120.3)
                                                     --------- ---------
   Net earnings                                      $  189.2  $   33.7
                                                     ========= =========
  Weighted average shares - primary
   earnings per share calculation                       100.9     103.6
                                                     ========= =========
 Earnings per common share outstanding:
  Earnings before extraordinary item and
   cumulative effect of accounting changes           $   1.96  $   1.54
  Extraordinary item                                    (0.08)    (0.05)
  Cumulative effect of accounting changes                         (1.16)
                                                     --------- ---------
   Net earnings                                      $   1.88  $   0.33
                                                     ========= =========
EARNINGS PER SHARE ASSUMING FULL DILUTION
 Earnings before extraordinary item and
  cumulative effect of accounting changes            $  206.7  $  169.2
 Adjustments to earnings to reflect assumed
  ESOP preferred stock conversion                        (2.3)     (3.7)
 Extraordinary item                                      (7.9)     (5.7)
 Cumulative effect of accounting changes                         (120.3)
                                                     --------- ---------
    Net earnings for fully diluted earnings
     per share calculation                           $  196.5  $   39.5
                                                     ========= =========
  Wtd. average number of shares outstanding             100.9     103.6
  Convertible preferred stock                             9.6       9.5
  Dilutive effect of stock options                        0.3       0.3
  Shares issuable on conversion of debentures
  Dilutive effect of deferred compensation awards         0.1       0.1
                                                     --------- ---------
  Weighted average shares - fully diluted
   earnings per share calculation                       110.9     113.5
                                                     ========= =========
Earnings per share assuming full dilution:
 Earnings before extraordinary item and
  cumulative effect of accounting changes            $   1.84  $   1.46
 Extraordinary item                                     (0.07)    (0.05)
 Cumulative effect of accounting changes                          (1.06)
                                                     --------- ---------
   Net earnings                                      $   1.77  $   0.35
                                                     ========= =========


                           CONTINENTAL BAKING GROUP
                      COMPUTATION OF EARNINGS PER SHARE
                     (in millions, except per share data)


                                                                Pro Forma
                                                     26 Weeks   26 Weeks
                                                       Ended      Ended
                                                     Mar. 26,   Mar. 27,
                                                       1994       1993
                                                    ---------- ----------

EARNINGS (LOSS) PER COMMON SHARE OUTSTANDING
 Earnings before extraordinary item and
  cumulative effect of accounting changes           $    (3.2) $    10.5
 Dividend on Series A ESOP convertible
  preferred stock, net of tax                            (0.9)      (1.0)
                                                    ---------- ----------
                                                    $    (4.1) $     9.5
 Extraordinary item                                      (1.6)      (1.1)
 Cumulative effect of accounting changes                           (86.6)
                                                    ---------- ----------
   Net loss                                         $    (5.7) $   (78.2)
                                                    ========== ==========
  Wtd. average number of shares outstanding              20.5       20.7
  Shares issuable with respect to RPG Group's
   retained interest in the CBG Group                    16.8       16.9
                                                    ---------- ----------
  Weighted average shares - primary
   earnings per share calculation                        37.3       37.6
                                                    ========== ==========
 Earnings (loss) per common share outstanding:
  Earnings before extraordinary item and
   cumulative effect of accounting changes          $   (0.11) $    0.25
  Extraordinary item                                    (0.04)     (0.03)
  Cumulative effect of accounting changes                          (2.30)
                                                    ---------- ----------
   Net loss                                         $   (0.15) $   (2.08)
                                                    ========== ==========
EARNINGS PER SHARE ASSUMING FULL DILUTION
 Earnings (loss) before extraordinary item and
  cumulative effect of accounting changes           $    (3.2) $    10.5
 Adjustments to earnings to reflect assumed
  ESOP preferred stock conversion                        (1.6)      (1.8)
 Extraordinary item                                      (1.6)      (1.1)
 Cumulative effect of accounting changes                           (86.6)
                                                    ---------- ----------
    Net earnings (loss) for fully diluted
     earnings per share calculation                 $    (6.4) $   (79.0)
                                                    ========== ==========
  Wtd. average number of common shares outstanding       20.5       20.7
  Shares issuable with respect to RPG Group's
   retained interest in the CBG Group                    16.8       16.9
  Convertible preferred stock                             4.0        3.6
  Dilutive effect of stock options
  Dilutive effect of deferred compensation awards

                                                    ---------- ----------
 Weighted average shares - fully diluted
   earnings per share calculation                        41.3       41.2
                                                    ========== ==========
 Earnings (loss) per share assuming full dilution:
  Earnings before extraordinary item and
   cumulative effect of accounting changes          $   (0.11) $    0.22
  Extraordinary item                                    (0.04)     (0.03)

PAGE 4

  Cumulative effect of accounting changes                          (2.10)
                                                    ---------- ----------
   Net loss                                         $   (0.15) $   (1.91)
                                                    ========== ==========
